SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 23, 2019

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Craft Brew Alliance, Inc. (“the Company”), has entered into a definitive settlement agreement dated May 23, 2019 (the “Agreement”), with the plaintiffs in Theodore Broomfield v. Kona Brewing Co. LLC, Kona Brew Enterprises, LLP, et al (the “Litigation”), brought in the United States District Court for the Northern Division of California (the “Court”) in 2017. Also on May 23, 2019, a motion for preliminary approval of the Agreement was filed with the Court.

The settlement is structured as a nationwide “claims made” settlement covering purchases of specified Kona beers. Under the Agreement, the Company will be required to make certain payments to class members who timely submit valid claims, as well as to pay specified administrative fees and fees of the plaintiffs’ attorneys. The Company has also agreed to include certain information regarding the locations at which its Kona beers are produced on its packaging.

The Agreement includes a complete release of all present and future claims against the named defendants based on the allegations asserted in the Litigation, other than to receive the payments and other remedies specified in the Agreement, except as to class members who submit a timely request to be excluded from the settlement. The Agreement provides for payment to class members who submit a valid claim of up to $10 per household without proof of purchase and up to $20 per household with proof of purchase. Within 25 calendar days following preliminary approval by the Court (the “Notice Date”), all potential class members will be given notice of the settlement, including by publication in specified media and Internet banner ads. The deadline for submitting valid claims is 90 calendar days following the Notice Date.

The Court will then hold a hearing to consider final approval of the Agreement. The Agreement is also subject to other customary terms and conditions, including the unconditional right of the Company to terminate the Agreement if class members submit more than 1,000,000 claims for payment. If the Agreement does not receive final approval by the Court, or is otherwise terminated before the settlement is finalized, the Company is unable to predict the final outcome of the Litigation or to estimate its effect on the Company, which may be material and adverse.

As previously reported, the Company has recognized a charge of $4.7 million on a pre-tax basis in the quarter ended March 31, 2019, based on its current estimate of the probable costs of settling the Litigation. However, the total cost of settlement may exceed current estimates.

Forward-Looking Statements
Statements made in this report that state the Company’s or management’s beliefs, expectations, or predictions for the future, including the anticipated costs of settling litigation, are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Company’s report on Form 10-K for the year ended December 31, 2018. Copies of these documents may be found on the Company’s website, www.craftbrew.com, or obtained by contacting the Company or the SEC. The Company disclaims any obligation to publish updated information with regard to its forward-looking statements or risks related to those statements, except as required by the federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: May 30, 2019	By:	/s/ Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer